Exhibit (a)(1)(J)
INSTRUCTIONS AND WARRANT ELECTION FORM
FOR CONDITIONAL EXERCISE OF WARRANTS
in connection with a tender of the underlying shares of common stock, $0.01 par value per share, of
UNITED RENTALS, INC.
tendered pursuant to the Offer to Purchase
dated June 17, 2008, as amended or supplemented from time to time

THE WARRANT ELECTION FORM MUST BE RECEIVED BY THE DEPOSITARY BEFORE 2:00 P.M., NEW YORK CITY TIME, ON JULY 11, 2008, UNLESS THE OFFER IS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

Mail or deliver the enclosed Warrant Election Form or a facsimile to the Depositary for the Offer:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

If delivering by facsimile: (718) 234-5001 / Confirmation number: (877) 248-6417
For assistance call: (877) 248-6417 or (718) 921-8317

Name and Address of Warrant Holder
If there is any error in the name or address shown below,	Warrants Conditionally Exercised
please make the necessary corrections	(Attach additional signed list if necessary)
Number of Shares
Issuable Upon
		Per Share Exercise	Conditional
	Date of Warrant	Price	Exercise

Total Shares Tendered:

To holders of outstanding vested warrants to purchase shares:

You should read carefully the Warrant Election Form, and these instructions, before you complete it. For the Warrant Election Form to be validly delivered, it must be received by the Depositary at one of the addresses listed above before 2:00 p.m. on July 11, 2008, unless the Offer is extended in which case the deadline for receipt of the Warrant Election Form will be 3 business days prior to the date the Offer expires. Delivery of the Warrant Election Form to another address will not constitute a valid delivery. Deliveries to the Company, the Dealer Managers, the Information Agent or DTC will not be forwarded to the Depositary and will not constitute a valid delivery.

The undersigned acknowledge(s) receipt of the enclosed Offer to Purchase, dated June 17, 2008, and the related Letter of Transmittal in connection with the offer by United Rentals, Inc. (“United Rentals,” the “Company,” “we” or “us”) to purchase up to 27,160,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), including the associated preferred share purchase rights, at a purchase price of not greater than $25.00 nor less than $22.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

You should complete the Warrant Election Form if you wish to conditionally exercise some or all of your outstanding (as of the Expiration Date of the Offer) and vested warrants (“Warrants”) to purchase shares and to tender all the underlying shares (“Warrant Shares”), pursuant to the terms and conditions set forth in the Offer. We are conducting this Offer through a procedure called a “modified Dutch auction.” If you are willing to sell your shares, this procedure allows you to select the price at which you are willing to sell within a price range specified by us. The price range for the Offer is $22.00 to $25.00 per share. We will select the lowest purchase price (the “Purchase Price”) that will allow us to buy 27,160,000 shares or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn. We will determine the Purchase Price promptly after the Expiration Date. For purposes of determining the Purchase Price, those shares that are tendered by shareholders agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price of $22.00.

All shares that we purchase will be purchased at the Purchase Price, even if you have selected a lower price, but we will not purchase any shares above the Purchase Price we determine. If you wish to maximize the chance that your shares will be purchased, you should check the box in the Warrant Election Form indicating that you will accept the Purchase Price we determine. If you agree to accept the Purchase Price determined in the Offer, you should understand that this election could result in your shares being purchased at the minimum price of $22.00 per share.

By signing the Warrant Election Form, you agree that if any Warrant Shares you properly tendered are accepted, you will receive a cash payment equal to (a) the number of Warrant Shares that are accepted for purchase, multiplied by (b) the difference between the Purchase Price and the applicable Warrant exercise price(s), less any applicable income, employment and withholding taxes, and you further agree to be bound by the Purchase Price and the terms and conditions set forth herein and in the Offer. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the warrants you have submitted for tender (and we may refuse to process any such notices) until or unless you withdraw your offer to tender.

By signing the Warrant Election Form, you acknowledge that United Rentals is allowing you to conditionally exercise your Warrants for the purpose of allowing you to tender Warrant Shares in the Offer. Further, by signing the Warrant Election Form, you acknowledge that if United Rentals purchases less than all of your Warrant Shares, your remaining Warrants will not be considered to have been exercised and will remain outstanding. If more than 27,160,000 shares (or such greater number of shares as we may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn then we will purchase shares in the order of priority specified in the Offer to Purchase, which means that Warrant Shares will be treated as conditionally tendered and we may accept Warrant Shares for purchase by random lot, to the extent feasible. Accordingly, under such circumstances, we may not purchase any of the Warrant Shares you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

You acknowledge that the order of the Warrants purchased by United Rentals will be as designated by you in the Warrant Election Form. In addition, you acknowledge that if you do not designate the order in which you wish to have your Warrants exercised, your vested Warrants will be exercised in the order of exercise price starting with the lowest price.

Conditional exercises of Warrants and tenders of Warrant Shares pursuant to the Offer may be withdrawn at any time before 2:00 p.m. New York City time, on July 11, 2008 by submitting a written, telegraphic or facsimile transmission notice of withdrawal, including a social security or other taxpayer identification number, so that it is received by the Depositary at the address indicated above. Any such notice of withdrawal must specify the name and social security number of the Warrant holder who tendered the Warrant Shares to be withdrawn and the number of Warrant Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by United Rentals, in its sole discretion, which determination shall be final and binding. None of United Rentals, the Depository and any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice.

The Warrant Election Form must be received by the Depositary before 2:00 p.m. New York City time, on July 11, 2008. You must sign and complete this form for your direction to be valid.

General Terms and Conditions of the Offer:

Note: By signing the Warrant Election Form, you also agree to the following terms and conditions which shall not be construed to limit in any way the terms and conditions set forth in the Offer or the Warrant Election.

1.	You will, upon request, execute and deliver any additional documents deemed by the Depository or United Rentals to be necessary or desirable to complete the sale, assignment and transfer of the Warrant Shares tendered hereby and you have read, understand and agree with all of the terms of the Offer.

2.	You understand that tenders of Warrant Shares pursuant to the procedures described in the Offer and in the instructions for tender through conditional exercise of warrants will constitute an agreement between you and United Rentals upon the terms and subject to the conditions of the Offer.

3.	All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer, this tender is irrevocable.

4.	United Rentals will pay any stock transfer taxes with respect to the sale and transfer of any Warrant Shares to it or its order pursuant to the Offer. You understand that (a) the purchase price will be paid to you (you cannot elect to have the purchase price paid to another person); and (b) you will be responsible for paying federal and state income and employment taxes arising from the exercise of the Warrants and the sale of the Warrant Shares in the Offer (a portion of which will be withheld as described in Instruction 5).

5.	Under the U.S. federal income tax laws, United Rentals may be required to withhold income and employment taxes from the amount of any payments made to Warrant holders pursuant to the Offer. Non-U.S. Warrant holders will also be subject to 30% (or lower treaty rate) U.S. withholding tax on the total sale price paid to them for the Warrant Shares pursuant to the Offer. See Section 13 of the Offer.

6.	All questions as to the number of Warrant Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrant Shares will be determined by United Rentals in its sole discretion, which determinations shall be final and binding on all parties. United Rentals reserves the absolute right to reject any or all tenders of Warrant Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of United Rentals’ counsel, be unlawful. United Rentals also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants Shares, and United Rentals’ interpretation of the terms of the Offer (including these instructions for tender through conditional exercise of warrants) will be final and binding on all parties. No tender of Warrant Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as United Rentals shall determine. None of United Rentals, the Depository or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

7.	If the Warrant Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should also indicate when signing, and proper evidence satisfactory to United Rentals of the authority of such person so to act must be submitted with the Warrant Election Form.

8.	Questions and requests for assistance may be directed to D.F. King & Co., Inc., our Information Agent for the Offer, and UBS Investment Bank and Credit Suisse Securities (USA) LLC, our Dealer Managers for the Offer, in each case at the telephone numbers and addresses set forth on the back cover of the Offer to Purchase. You may request additional copies of the Offer to Purchase and other Offer documents, including the Warrant Election Form from the Information Agent at the telephone number and address on the back cover of the Offer to Purchase.

Note: United Rentals will reject (or not accept) any conditional exercise of and tender of any
Warrant that expires prior to the Expiration Date.

To confirm your Warrant status, you may request a current summary of your Warrants by contacting
United Rentals by phone at (203) 622-3131 or by email at pjoyce@ur.com.

WARRANT ELECTION FORM

1.	Exercise: I hereby conditionally exercise vested warrants (“Warrants”), for the amount of shares set forth herein (“Warrant Shares”), granted to me by United Rentals under one of the Company’s stock Warrant plans. My exercise of Warrants hereunder is subject to the condition that any Warrants for Warrant Shares tendered but not purchased by United Rentals, shall be deemed not to have been exercised. None of the Warrants underlying any of the Warrant Shares tendered has an exercise price of $25.00 or greater or has an expiration date prior to July 16, 2008.

2.	Election: I hereby elect as follows with respect to my Warrants:

(choose one)

☐	I wish to conditionally exercise and tender Warrant Shares underlying all of my vested Warrants.

☐	I wish to conditionally exercise and tender Warrant Shares underlying my vested Warrants as listed below. I understand that Warrants will be exercised as accepted in the Offer in the order which I designate below:

1. Warrant for            shares; Warrant date           ; and per share exercise price of $

2. Warrant for            shares; Warrant date           ; and per share exercise price of $

3. Warrant for            shares; Warrant date           ; and per share exercise price of $

4. Warrant for            shares; Warrant date           ; and per share exercise price of $

5. Warrant for            shares; Warrant date           ; and per share exercise price of $

Attach additional page if needed.

I acknowledge and agree that if I do not designate the order in which I wish to have my Warrants exercised, my vested Warrants will be exercised in the order of exercise price starting with the lowest price. I further acknowledge and agree that if the Purchase Price determined in accordance with the Offer is equal to or lower than the exercise price of a Warrant, each such Warrant, and the tendered Warrant Share with respect to each such Warrant, shall automatically be deemed not to have been, respectively, exercised or tendered.

3.	Tender Price: By checking one of the following boxes the undersigned hereby tenders those Warrant Shares specified in Section 2 of this Warrant Election Form, at the price checked. This action could result in none of the shares being purchased if the Purchase Price determined by the Company is less than the price checked below. The same Warrant Shares cannot be tendered at more than one price, unless previously withdrawn as provided in Section 4 of the Offer to Purchase. Tenders of Warrant Shares at a price equal to or less than the exercise price of the underlying Warrant shall be void.

PRICE (IN DOLLARS) PER WARRANT SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES

☐ Price $22.00	☐ Price $23.25	☐ Price $24.50
☐ Price $22.25	☐ Price $23.50	☐ Price $24.75
☐ Price $22.50	☐ Price $23.75	☐ Price $25.00
☐ Price $22.75	☐ Price $24.00
☐ Price $23.00	☐ Price $24.25

OR

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE the undersigned hereby tenders those Warrant Shares specified in Section 2 of this Warrant Election Form at the purchase price determined by the Company in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having the Company purchase all Warrant Shares the undersigned is tendering. Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Warrant Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.

The undersigned understands that this election could result in the tendered shares being purchased at the minimum price of $22.00 per share. The undersigned acknowledges and agrees that should the Purchase Price per Warrant Share determined by the Company in accordance with the terms of the Offer be equal to or less than the exercise price of the underlying Warrant, this tender shall be void.

4.	Agreement: The undersigned acknowledges receipt of the Offer the instructions to this Warrant Election Form and related materials and represents that the undersigned has read carefully such documents. The undersigned hereby instructs United Rentals, subject to the terms and conditions set forth in this Warrant Election Form, and in the Offer, to carry out the instructions contained in this form. United Rentals is hereby authorized, in accordance with the instructions contained in this Warrant Election Form, to (i) exercise the undersigned’s Warrants (but only to the extent that the related Warrant Shares are accepted for purchase pursuant to the Offer) and deliver such Warrant Shares to American Stock Transfer & Trust Company as Depositary for the Offer; (ii) retain from the net cash proceeds received pursuant to the Offer from the purchase of the Warrant Shares the Warrant exercise price for such Warrant Shares and related withholding, employment and income taxes; and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that, if the net cash proceeds from the purchase of the undersigned’s Warrant Shares is insufficient to cover the related Warrant exercise price and to pay applicable withholding taxes, the undersigned will, immediately upon request of United Rentals, forward to United Rentals a check in an amount sufficient to cover any such shortfall. The method of delivery of this document is at the election and risk of the undersigned.

Signature:

Print Name:

Address:

Area Code and Telephone Number:

Social Security Number:

Date: